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                                 EXHIBIT 10.36

                           INDEMNIFICATION AGREEMENT


     This Indemnification Agreement (the "Agreement") is made this 12 day of September 1996, by and among AIRCOA Hotel Partners, L.P., a Delaware limited partnership (the "Partnership"), AIRCOA Hospitality Services, Inc., a Delaware corporation (the "General Partner") and William R. Arthur and Frank A. Hughes (the "Indemnities").

                                    RECITALS

     WHEREAS, the agreement of limited partnership of the Partnership, as amended to date (the "Partnership Agreement") provides for an advisory committee ("Advisory Committee") to perform the duties set out in Section 1.8 of the Partnership Agreement;

     WHEREAS, Section 1.8 of the Partnership Agreement provides that a majority of the Members of the Advisory Committee should, to the extent practicable, consist of persons not affiliated with the General Partner.

     WHEREAS, the General Partner believes it is in the best interest of the Partnership, in order to assure that competent, professional, and independent persons continue to serve on the Advisory Committee that the General Partner and the Partnership limit the liability and provide indemnification from liability for those members of the Advisory Committee not otherwise indemnified pursuant to the terms of the Partnership Agreement in connection with their service on the Advisory Committee including, without limitation, their service on any special committee thereof that may be established after the date of this Agreement;

     WHEREAS, the Partnership intends the Indemnities' benefits under this Agreement to include, without limitation, the supplementation of benefits under any existing liability insurance policy;

     WHEREAS, the Indemnities are willing to continue to serve on the Advisory Committee provided the General Partner and the Partnership are and will continue to be obligated to indemnify them, their successors, assigns, heirs, personal representatives, and administrators in accordance with the provisions of the Agreement.

     NOW THEREFORE, the parties agree as follows:

Section 1.  LIMITATIONS ON LIABILITY OF MEMBERS OF AN ADVISORY COMMITTEE.

     (a) The Indemnities shall not be liable to the Partnership or to the General Partner, or to any Affiliate of the Partnership (including, without limitation, the Operating Partnerships, as defined in the Partnership Agreement) or to any director, officer employee, or agent of the Partnership, General Partner or their Affiliates, or to the Limited Partners (any "Covered Person")

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for losses and liabilities, obligations, damages, penalties, taxes, claims, actions, suits, amounts paid in settlement, or out-or-pocket expenses or costs of any kind and nature whatsoever incurred in connection with any act or omission or by reason of such service on an Advisory committee, (collectively, "Committee Claims"), unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such Committee Claims are due to the negligence or willful misconduct of the Indemnitees in their capacity as such.

     (b) Notwithstanding Section 1 (a) hereof, the Indemnitees shall not be indemnified for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as the particular Indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claim against the particular Indemnitee.

     (c) To the extent that, at law or in equity, the Indemnitees have duties (including fiduciary duties) and liabilities relating to service on the Advisory Committee, the Indemnitees acting under the Partnership Agreement shall not be liable to any Covered Person for the Indemnitees' good-faith reliance on the provisions of the Partnership Agreement or on the records of the Partnership or on such information, opinions, reports or statements presented to the Advisory Committee by any person that the Indemnitees reasonably believe are within such person's professional or expert competence, including, without limitation, advise of counsel and financial advisors.

Section 2. INDEMNIFICATION AND ADVANCEMENT OF LEGAL FEES FOR MEMBERS OF ADVISORY COMMITTEE.

     (a) To the fullest extent permitted by law, the Partnership and the General Partner jointly and severally agree to indemnify and hold harmless the Indemnitees and their heirs, successors, assigns, administrators and personal representatives for any and all losses and liabilities, obligations, damages, penalties, taxes, claims, actions, suits, amounts paid in settlement, or out-of-pocket expenses or costs of any kind and nature whatsoever incurred or arising out of or in connection with service on the Advisory Committee including the reasonable out-of-pocket costs and expenses, including attorney fees, of defending himself against any claim of liability (collectively, "Indemnified Expenses"), except that the indemnitees shall not be entitled to be indemnified for any Indemnified Expenses to the extent incurred by the Indemnitees by reason of his own negligence or willful misconduct determined after final judicial decision on the merits from which there is no further right of appeal. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an Indemnitee has acted in a manner contrary to this Agreement.

     (b) To the fullest extent permitted by applicable law, Indemnified Expenses (including legal fees) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by, or on behalf of, the Partnership or the General Partner

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prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership or the General Partner, as the case may be, by or on behalf of the indemnitees and reasonably satisfactory to the General Partner, an undertaking by or on behalf of the Indemnitees to repay such amount if it shall be determined by a court of competent jurisdiction after final judicial decision on the merits from which there is no further right of appeal that the Indemnitees are not entitled to be indemnified. The advances to be made hereunder shall be paid to an Indemnitee within sixty (60) days following delivery of a written request therefor by the Indemnitee to the Partnership and the General Partner, supported by appropriate invoices, receipts and/or vouchers.

     (c) The indemnification provided by this Section shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement, vote of the Partners, as a matter of law or otherwise.

     (d) The obligation of the Partnership and the General Partner to indemnify, hold harmless and advance expenses to an Indemnitee, and the right of any Indemnitee to be compensated and to be reimbursed for its reasonable out-of-pocket expenses, disbursements and advances shall constitute indebtedness of the Partnership and shall survive the termination of this Agreement.

     (e) For purposes of determining the rights of the Indemnitees under this Agreement, the provisions of Sections 8.10 (a) and (b) of the Partnership Agreement (or any successor provision thereto) applicable to the General Partner of any of its Affiliates shall apply mutatis mutandis to the Indemnitees.

Section 3. RIGHT OF INDEMNITEES TO BRING SUIT. If the General Partner or the Partnership does not pay in full a claim under Section 1 or 2 of this Agreement within seventy-five days after a written claim therefor has been received by either the General Partner or the Partnership, the Indemnitees may at any time thereafter bring suit against the General Partner and/or the Partnership to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the General Partner or the Partnership to recover any advancement of expenses, the Indemnitees shall be entitled to be paid also the expense of prosecuting or defending such suit or part thereof as to which the Indemnitees have been successful.

Section 4.  NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

     (a) Promptly after receipt by an Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto properly may be sought from the Partnership and the General Partner in writing at their principal executive offices (attention General Counsel) of the commencement or threat of commencement thereof. The failure to notify or promptly notify the Partnership or the General Partner shall not relieve the Partnership or the General Partner from any liability which either of them may have to Indemnitee otherwise than under this Agreement, and shall relieve the Partnership or the General Partner from liability hereunder only to the extent

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the Partnership or the General Partner has been prejudiced by the failure of the
Indemnitee to adhere to this notice provision.

     (b) In the event the Partnership or the General Partner shall be obligated to pay the expenses of the Indemnitee in connection with any proceeding, the Partnership or the General Partner shall be entitled to assume the defense of such proceeding, with counsel selected by the Partnership or General Partner (subject to the approval of the Indemnitee, such approval not to be unreasonably withheld), upon the delivery to the indemnitee of written notice of an election to assume the defense. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Partnership or the General Partner, the Partnership or the General Partner, the Partnership or the General Partner will not be liable to the Indemnitee under this Agreement for any fees of counsel or other expenses subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his own counsel in any such proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Partnership or the General Partner, or (B) the Indemnitee shall have reasonably concluded, in good faith, that there is a conflict of interest between the Partnership or the General Partner and the Indemnitee in the conduct of any such defense, or (C) the Partnership or the General Partner shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be paid by the Partnership or the General Partner; and provided further that the Partnership or the General Partner shall not be required to pay the expenses of more than one such separate counsel for persons it is indemnifying in any one proceeding.

Section 5. SETTLEMENT. Neither the Partnership nor the General Partner shall be liable to indemnify an Indemnitee under this Agreement for any amounts paid in settlement of any proceeding without their written consent, which consent shall not be unreasonably withheld. Neither the Partnership nor the General Partner shall settle any proceeding which would impose any penalty or limitation on an indemnitee without that Indemnitee's written consent, which consent shall not be unreasonably withheld.

Section 6. SUBROGATION RIGHTS. In the event of any payment under this Agreement to (or for the benefit of) and Indemnitee by either the Partnership or the General Partner, the Partnership or the General Partner, as the case may be, shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against any person or organization and such indemnitee shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights for the Partnership or the General Partner.

Section 7. NO DUPLICATION OF PAYMENTS. Neither the Partnership nor the General Partner shall be liable under this Agreement to make any payment under the terms of this Agreement to the extent an Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 8. SEVERABILITY. If this Agreement or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the General Partner or the Partnership shall nevertheless indemnify the Indemnitees as to costs, charges, and expenses (including attorneys'

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fees), judgments fines, and amounts paid in settlement with respect to any action, suit, or proceeding, including an action by or in the right of the Partnership, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

Section 9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon all successors and assigns of the General Partner and the Partnership and shall be binding on and inure to the benefit of the Indemnitee's heirs, executors and administrators.

Section 10. AMENDMENT. No amendment, modification, termination or cancellation of this Agreement shall be effective against the indemnitees unless made in writing and signed by the Indemnitees.

Section 11. CHOICE OF LAW. This Agreement shall be governed and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

     Adopted this 13th day of September 1996



                                AIRCOA HOSPITALITY SERVICES, INC.


                                By:  /s/ Douglas M. Pasquale
                                     ---------------------------
                                     Name:  Douglas M. Pasquale
                                     Title: President/CEO


                                By: /s/ David C. Ridgley
                                    ----------------------------
                                    Name:   David C. Ridgley
                                    Title:  Vice President and Chief
                                            Accounting Officer

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                                AIRCOA HOTEL PARTNERS, L.P.


                                By: AIRCOA HOSPITALITY SERVICES, INC.
                                    ---------------------------------
                                    Sole General Partner

                                By: /s/ Douglas M. Pasquale
                                    ---------------------------------
                                    Name:  Douglas M. Pasquale
                                    Title: President/CEO

                                By: /s/ Michael Sheh
                                    ---------------------------------
                                    Name:  Michael Sheh
                                    Title: Senior Vice President and
                                           Treasurer

                                INDEMNITEES:

                                By:  /s/ William R. Arthur
                                     --------------------------------
                                     William R. Arthur



                                By:  /s/ Frank A. Hughes
                                     --------------------------------
                                     Frank A. Hughes

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